UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2016

SHARKREACH, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37579	49-0912423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Pier Ave., Suite 101, Hermosa Beach, California 90254
(Address of principal executive offices, including zip code)

(888) 481-6161
(Registrant's telephone number, including area code)

Copy of correspondence to:

Richard A. Friedman, Esq.

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Tel: 212-930-9700

Fax: 212-930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 1.01	Entry into a Material Definitive Agreement

On July 14, 2016, SharkReach, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”), by and among MIM Acquisition Corp., a wholly owned, newly formed subsidiary of the Company, Mastermind Involvement Marketing, LLC, a Georgia limited liability company (“MIM”), Mastermind Marketing, Inc., a Georgia corporation (“MMI”) and Villanta Corporation, a Georgia Corporation (“VIC” and together with MMI, the “MIM Owners”). Pursuant to the Agreement, at closing, MIM shall be merged with and into MIM Acquisition Corp. under the terms set forth in the Agreement.

Pursuant to the Agreement, at and following closing, the shareholders of MIM will receive the following shares of the Company’s common stock and/or cash in exchange for all of the issued and outstanding ownership interests of MIM, and MIM will merge with and into MIM Acquisition Corp., so that MIM will become a wholly-owned subsidiary of the Company:

(i)	An aggregate of $3,000,000 worth of the Company’s common stock, as determined pursuant to the terms of the Agreement.
(ii)	An additional $4,400,000 worth of the Company’s common stock, which shall be issued to MIM Owners in increments, as set forth in the Agreement as, follows: (a) $1,500,000 worth shall be delivered six (6) months after closing; (b) an additional $1,500,000 worth of shall be delivered nine (9) months after closing, and, (c) the remaining $1,400,000 worth shall be delivered twelve (12) months after closing.
(iii)	A cash payment of $3,000,000 payable by the Company to the MIM Owners at closing.
(iv)	An additional, aggregate payment of $2,000,000, evidenced by a Note issued to the MIM Owners, which shall be payable by the Company to the MIM Owners in installments commencing twelve (12) months after closing, due and payable as follows: the first $1,000,000 due and payable 12 months after closing and the balance of $1,000,000 shall be due and payable twenty-four (24) months after closing. The additional $2,000,000 payment shall be payable to the MIM Owners, in cash and/or the Company’s Common Shares, at the Company’s option.

(v)	Following and during the initial two and one-half (2-½) years immediately following the closing, an earn-out of an aggregate of $2,000,000 worth of the Company’s common stock will be issued and delivered to the MIM Owners. In addition, commencing twelve months after closing, a second earn-out of an aggregate of $2,000,000 worth of the Company’s common stock will be issued and delivered to the MIM Owners, which shares shall be issued as set forth in the Agreement.

The closing of the Agreement is subject to the satisfaction or waiver of customary closing conditions, as well as the following closing conditions, among others:

•	completion of audited and unaudited financial statements of MIM;
•	the execution of employment agreements with Dan Dodson and Michael Gelfond that shall include a minimum term of three (3) years, incentive bonuses, health insurance and retirement benefits, stock option plan participation, guaranteed annual increases in salary, non-compete and other terms to be agreed upon by the parties;
•	the execution of Lock-Up Agreements by the shareholders of MIM that will restrict them from selling above a certain amount of the shares issued to them pursuant to the Agreement; and
•	raising of funds by the Company.

In the event the Agreement has not been closed by November 30, 2016 or any condition to closing has not been completed by November 30, 2016, either party may terminate the Agreement by providing written notice to the other party.

Upon closing, all the rights, privileges, immunities, powers and franchises, all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to ownership interests, and all other choses in action, and all and every other interest of or belonging to or due to MIM or MIM Acquisition Corp., as a group, shall be taken and deemed to be transferred to, and vested in, MIM Acquisition Corp.. In addition, all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually become the property of MIM Acquisition Corp., as they were of MIM and MIM Acquisition Corp., as a group. Further, all debts, liabilities, duties and obligations of MIM and MIM Acquisition Corp., as a group, subject to the terms of the Agreement, shall become the debts, liabilities and duties of MIM Acquisition Corp. and MIM Acquisition Corp. shall be responsible and liable for all debts, liabilities, duties and obligations of MIM and MIM Acquisition Corp.

The Agreement also provides that after closing, the parties thereto shall take steps to evidence and secure the rights and interest of the MIM Owners in and to the MIM names and service-marks, the Website (collectively referred to as the “MM IP”) until twelve months following the date that the Lock-Up restrictions under the Lock-Up Agreements have expired.

The Agreement also includes customary representation and warranties of the parties as well as termination and closing conditions.

There can be no assurance that the conditions to closing the transactions described herein can be obtained.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2016, the Company issued 1,200,000 shares of common stock to its Chief Executive Officer, and 1,200,000 shares of common stock to the Company’s General Manager/Executive Vice President Sales and Marketing. The shares were issued in consideration for services rendered by each of these individuals.

Item 7.01	Regulation FD Disclosure

On July 20, 2016, the Company issued a Press Release that announced the execution of the Agreement. A copy of the Press Release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description
10.1	Agreement and Plan of Merger dated July 14, 2016
99.1	Press Release dated July 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARKREACH, INC.

Date: July 20, 2016	By:	/s/ Steve Smith
Name: Steve Smith
Title: Chief Executive Officer